HAFT & HAFT & CO.
                    CERTIFIED PUBLIC ACCOUNTANTS (Isr.)
                    INCL. STRAUSS, LAZER & CO.





                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------




               As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report on the financial statements of Ampal (Israel) Ltd. dated March 8, 1994 included in Ampal American Israel Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our firm included in this registration statement.




                                           H.H.S.L. Haft & Haft & Co.
          August 11, 1994                  Certified Public Accountants (Isr.)